LIMITED POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Paul R Thomson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his capacity as Managing Member of Fairholme Capital Management, LLC, for the sole purpose of signing on his behalf any and all Regulatory Filings under the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940 and any amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to accomplish the above, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall continue effective until revoked by me at any time.



Dated this 29th day of April, 2010.


/s/ Bruce R. Berkowitz
----------------------
Bruce R. Berkowitz
Fairholme Capital Management, LLC
Managing Member







SK 22146 0001 1097335